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                                                                       EXHIBIT 1





JOINT FILING AGREEMENT





          In accordance with Rule 13D-1 (f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share ("Common Stock"), of Greyhound Lines, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.



          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 23rd day of January, 1995.





MOTOR COACH INDUSTRIES LIMITED
TRANSPORTATION MANUFACTURING OPERATIONS, INC.
MOTOR COACH INDUSTRIES INTERNATIONAL, INC.


By: /s/ Kristin S. Schloemer
    ------------------------
    Kristin S. Schloemer
    Vice President, General Counsel and Secretary


CONSORCIO G GRUPO DINA, S.A. DE C.V.
GRUPO EMPRESARIAL G, S.A. DE C.V.
Armando Gomez Flores
O. Raymundo Gomez Flores
Alfonso Miguel Gomez Flores
Guillermo Gomez Flores
Rafael Gomez Flores


By: /s/ Kristin S. Schloemer
    ------------------------
    Kristin S. Schloemer
    Attorney-in-Fact